Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-B GRANTOR TRUST

Servicer's Certificate
For the Month of November, 1997


Principal and Interest Collections

     Beginning Pool Balance                                    (1) $  336,440,538.60

     Beginning Pool Factor [(1)/$ 350,000,000.00]              (2)         0.9612587

     Principal Collected                                       (3) $    5,711,598.39

     Interest Collected                                        (4) $   2,599,957.68

          Less:  Accrued Interest Prior to Cut Off Date        (5)      1,623,403.30

          Less:  Additional Purchased Accrued Interest         (5a)             0.00

          Plus:  Purchased Accrued Interest -
                             End of Collection Period          (6)      1,675,504.23

        Net decrease/(increase) in Purchased
        Accrued Interest [(5)+(5a)-(6)]                        (7) $     (52,100.93)

          Plus:  "Non-Reimbursable Interest Payment"           (8)         18,655.48

                         Total Interest Received
                         [(4)-(5)-(5a)+(6)+(8)]                (9) $    2,670,714.09

     Additional Deposits
            (i)   Repurchase Amounts                           (10)             0.00
           (ii)   Liquidation Proceeds                         (11)       106,606.45
          (iii)   Yield Supplement Deposit Amount              (12)             0.00

     Total Additional Deposits  [(10)+(11)+(12)]               (13) $     106,606.45

     Total Available Funds [(3)+(9)+(13)]                      (14) $   8,488,918.93

     Defaulted Receivable Principal Balance  [(A1)]            (15) $     143,659.19

     Ending Pool Balance [(1)-(3)-(15)]                        (16) $ 330,585,281.02

     Ending Pool Factor [(16)/$ 350,000,000.00]                (17)        0.9445294

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-B GRANTOR TRUST

Servicer's Certificate
For the Month of November, 1997

Distributions:
                                                     Class A           Class B            Total
Class Percentage                                           96.5%            3.5%            100%
Pool Factor (Ending Pool Balance)                      0.9445294       0.9445294       0.9445294
Class Coupon                                               6.40%           6.65%

November Beginning Pool Balance [(1)]            $324,665,119.75  $11,775,418.85 $336,440,538.60

November Ending Pool Balance [(16)]              $319,014,796.18  $11,570,484.84 $330,585,281.02

Collected Principal [(3)]                          $5,511,692.45     $199,905.94   $5,711,598.39

Collected Interest [(9)]                           $2,577,239.10      $93,474.99   $2,670,714.09

Other Collected Interest  [(9a)]                           $0.00           $0.00           $0.00

Additional Deposits [(10)+(11)]                      $102,875.22       $3,731.23     $106,606.45

Servicing Fee [(1.0%/12)x(1)]                      ($270,554.27)     ($9,812.85)   ($280,367.12)

Total Available Funds                              $7,921,252.50     $287,299.31   $8,208,551.81



Payments to Certficateholders:
Principal Distributable Amount [(1)-(16)]          $5,650,323.57     $204,934.01   $5,855,257.58
Interest Distributable Amount [(1)x(coupon/12)]    $1,731,547.31      $65,255.45   $1,796,802.76
    Total Payments to Certificateholders           $7,381,870.88     $270,189.46   $7,652,060.34

Reserve Fund payment                                       $0.00           $0.00           $0.00

Amount due Class B but paid to
  Class A (subordination)                                  $0.00

Class A Interest Carryover Shortfall                       $0.00
Class A Principal Carryover Shortfall                      $0.00
Class B Interest Carryover Shortfall                                       $0.00
Class B Principal Carryover Shortfall                                      $0.00
Amounts Remaining in the Certificate
   Account to be paid to the Seller                  $539,381.62      $17,109.85     $556,491.47

Memo:
   Principal Difference                             ($35,755.90)     ($1,296.84)    ($37,052.74)
   Interest Difference                             $575,137.52     $18,406.69      $593,544.21
   Total                                             $539,381.62     $17,109.85      $556,491.47

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-B GRANTOR TRUST

Servicer's Certificate
For the Month of November, 1997

Determination of the Servicer Letter of Credit Amount
     Number of Contracts - End of Month                            (45)          N/A

     Original number of contracts                                  (46)          N/A

     Percent of Original Contracts remaining
          [((45)/(46))x100]                                        (47)          N/A

     Original Servicer Letter of Credit Amount                     (48) $        N/A

     Revised Servicer Letter of Credit Amount
          [Lessor of [(48)x(47) or the Beginning
          Pool Balance (1)]                                        (49) $        N/A

     Prior Month Servicer Letter of Credit Amount
          [Previous Month (49)]                                    (50) $        N/A

     Servicer Letter of Credit Fee                                 (51) $        N/A

Yield Supplement Amount

     Receivables with coupon rates below 7.65%
          Principal Outstanding                                    (52) $        N/A
          Number of receivables                                    (53)          N/A
          Interest on the Receivables at their APR                 (54) $        N/A
          Interest due on the Receivables at the
              Pass-Through Rate                                    (55) $        N/A
          Yield Supplement Amount [(54)-(55)]                      (56) $        N/A

Defaulted Receivables

     Amount of principal and accrued interest due from
          Obligors on Defaulted Receivables
               Principal                                           (A1) $ 143,659.19
               Interest                                            (A2)     1,825.37
               Expense                                             (A3)         0.00

               Total                                         (A) $ 145,484.56

          Less:   Liquidation Proceeds                              (B) $ 106,606.45

     Realized Loss  [(A1)+(A2)-(B)]                                 (C) $  38,878.11

     Cumulative Losses  (Including Expenses)                        (D) $  64,094.07
     Cumulative Loss Percentage  [(D)/$350,000,000.00]                         0.02%
          (Less than 1.5% ?)

/TABLE

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-B GRANTOR TRUST

Servicer's Certificate
For the Month of November, 1997

Reconciliation of Reserve Fund



     Beginning Reserve Fund Balance                              (57) $ 4,159,050.12

          Plus:  Excess Amounts from Seller                      (57a)    556,491.47
          Plus:  Investment Earnings                             (57b)     17,468.01
          Less:  Reserve Fund Payments                           (58)           0.00
          Plus:  Negative Carry Investment Earnings              (58b)          0.00
                     Subtotal Reserve Fund                     $    4,733,009.60
          Plus:  Beginning Negative Carry Balance                (58a)          0.00
          Less:  Payment from Negative Carry                     (58c)          0.00

          Ending Negative Carry Balance                          (58d)          0.00

     Reserve Fund Prior to Payments to Seller                    (59) $ 4,733,009.60

     Required Reserve Fund Balance:
          (Lesser of 1 or 2)

      (1) Greater of:  $3,500,000 or 1.75% of the Ending Pool Balance
          (Class A and Class B Certificate Balances), but not greater than the Ending Pool Balance (unless the Cumulative Loss
          Percentage exceeds 1.5%), or (2);

      (2) (18% - Subordination Fraction) x the Ending Pool Balance               NA

     Required Amount                                             (60) $ 5,785,242.42

     Amount of Excess Reserve released  [(59)-(60)]              (61) $         0.00
          (No Release to be made during Pre-funding period)


     Ending Reserve Fund Balance to be invested(including        (62) $ 4,733,009.60
          Negative Carry Balance)


     Reserve Fund Balance as a Percent
             of the Ending Pool Balance                          (63)          1.43%

     Interest Income on Reserve Fund for November, 1997
           from The Chase Manhattan Bank                         (64) $    17,468.01

     Interest Income on Negative Carry Balance for November, 1997
          from The Chase Manhattan Bank                          (65) $         0.00

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-B GRANTOR TRUST

Servicer's Certificate
For the Month of November, 1997

Reconciliation of Net Payment to the Trustee
Available Funds                                                        $8,488,918.93
   Servicing Fees                                                      ($280,367.12)
Total Available Funds                                                  $8,208,551.81

Total payments to Class A                                              $7,381,870.88
Total payments to Class B                                                $270,189.46

Reserve Fund:
    Excess from Seller [(57a)]                                           $556,491.47
    Reserve Fund Payments [(58)]                                               $0.00
Gross payment to the Trustee                                           $8,208,551.81

Amounts Held by Trustee:
    Less:  Amount released from Reserve Fund
           in excess of $3,500,000 (Net of Reserve Fund payment)               $0.00
    Less:  Balance of Prefunded Account payable
                 to Certificateholders                                         $0.00
           Less:  Amount paid from Negative Carry
                         Balance [(58c)]                                       $0.00
           Less:  Amount paid from Pre-Funded
                         Amount Earnings [(72)]                                $0.00
           Total Other Collected Interest                         (9a)         $0.00

Total Amount Held by Trustee                                                   $0.00

Net payment to the Trustee                                             $8,208,551.81

Reconciliation of Pre-Funding Account

Beginning Pre-Funded Amount                                       (70)         $0.00
        [Prior Month (74)]
    Less:  Amount applied to the purchase of
                 Subsequent Receivables                           (71)         $0.00
    Plus:  Earnings on Pre-Funded Amount                          (72)         $0.00
    Less:  Payment of Earnings                                    (73)         $0.00

Ending Pre-Funding Amount                                         (74)         $0.00

Account Activity
       Number of Accounts - Beginning of Month                                13,986
            Less:  Account Paid Off / Repurchased                                166
            Plus:  Accounts in Collateral Addition                                 0
      Number of Accounts - End of Month                                       13,820
Non-Accrual Accounts - End of Month
      Number of Non-Accrual Accounts                                               9
Aggregate Principal Balance Outstanding                                  $221,343.55


</TABLE
Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-B GRANTOR TRUST

Servicer's Certificate
For the Month of November, 1997


Delinquent Accounts
    Period of Delinquency                        Units      Amount   Percent of Pool

    30 - 59 days                                   22    $519,004.88      0.16%
    60 - 89 days                                    6     103,490.48      0.03%
    90 days or more                                 0           0.00      0.00%
       Total                                       28    $622,495.36      0.19%

    Repossession Inventory                          9    $221,343.55     0.067%

Delinquency Percentage
                                                                             Quarter
                                                OCT      NOV      DEC         Total
90 days or more  (000)                     $  0.0    $  0.0   $  N/A      $  N/A

    Repossession Inventory (000)               $259.9    $221.3   $  N/A      $  N/A

    Total                                      $259.9    $221.3   $  N/A      $  N/A

    Ending Pool Balance (mils)                 $336.4    $330.6   $  N/A      $  N/A

    Delinquency Percentage (A)/(B)                                               N/A

Realized Loss Analysis
                                                                             Quarter
                                                 OCT      NOV       DEC        Total
Realized Losses/(Recoveries)      (X)
         [(A1+(A2)-(B)]  (000)                 $ 25.2    $ 38.9   $  N/A      $  N/A

Beginning Pool Balance (mils)      (Y)         $343.9    $336.4   $  N/A      $  N/A

Realized Loss Percentage
         (Less than 1.5%?)  [((X)/(Y))*4]                                       N/A

Realized Losses Since Inception (less than $5,250,000 ?)                  $64,094.07

Change in Realized Losses                                                 $38,878.11

Proceeds from Insurance and Dealer Repurchases
         Proceeds received during the month from
              physical damage insurance                                        $0.00

        Proceeds received during the month from Dealer
              repurchase obligations relating to Defaulted Receivables         $0.00

